CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Copeland Trust and to the use of our report dated January 27, 2025 on the financial statements of Copeland Dividend Growth Fund, Copeland International Small Cap Fund, and Copeland SMID Cap Dividend Growth Fund. Such financial statements and financial highlights appear in the 2024 Annual Financial Statements in Form N-CSR which is incorporated by reference into the Statement of Additional Information.

Tait, Weller & Baker LLP

Philadelphia, Pennsylvania

March 19, 2025